UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 29, 2010
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 216-621-6060
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EX-10.1
EX-10.2
EX-10.3

Item 1.01 — Entry into a Material Definitive Agreement.
On January 29, 2010, Forest City Rental Properties Corporation (“FCRPC”), a wholly owned subsidiary of Forest City Enterprises, Inc. (the “Company”), entered into a Second Amended and Restated Credit Agreement (“Credit Agreement”) with KeyBank National Association (“KeyBank”), as Administrative Agent, PNC Bank, National Association (“PNC”), as Syndication Agent, Bank of America, N.A. (“B of A”), as Documentation Agent, and the various banks party thereto. The Credit Agreement restates and replaces FCRPC’s current credit agreement dated June 6, 2007, as amended on September 10, 2008, January 30, 2009, October 5, 2009 and October 22, 2009, in its entirety and includes the following material amendments:
•	Extends the maturity date to February 1, 2012.

•
Decreases the total borrowings available under the revolving line of credit to $500,000,000, subject to further reduction from time to time as discussed below and more particularly set forth in the Guaranty.

•
Increases the interest rate to a LIBOR Rate Option or Base Rate Option as selected by FCRPC, with the LIBOR Rate Option defined as the greater of 5.75% or 3.75% over LIBOR and the Base Rate Option defined as the greater of the LIBOR Rate Option, 1.5% over the prime rate or 0.5% over the Federal Funds Effective Rate.

•
Increases the unused commitment fee to 25 basis points when borrowings under the Credit Agreement equal or exceed 50% of total available borrowings and 35 basis points when borrowings are less than 50% of total available borrowings.

•	Decreases the swing loans available to the lesser of $27,500,000 or 5.5% of the total borrowings available under the revolving line of credit.

•	Limits the amount of letters of credit and surety bonds collectively available to 20% of the total borrowings available under the revolving line of credit.

•	Requires FCRPC and its subsidiaries to maintain a minimum liquidity of at least $75,000,000 in unrestricted cash and cash equivalents.

•	Requires approximately 20% of the total revolving loan commitment to be reserved until an equivalent amount of indebtedness of FCRPC, FCRPC’s subsidiaries or the Company is retired.
In connection with the Credit Agreement, FCRPC also entered into a Pledge Agreement (“Pledge”) with KeyBank as Agent for itself and the various other banks party to the Credit Agreement. The Pledge secures FCRPC’s obligations under the Credit Agreement by granting a security interest to KeyBank in FCRPC’s right, title and interest as a member, partner, shareholder, or other equity holder of its direct subsidiaries, including, but not limited to, its right to receive profits, proceeds, accounts, income, dividends, distributions or return of capital from such subsidiaries, to the extent the granting of such security interest would not result in a default under project level financing or the organizational documents of such subsidiary.
In connection with the Credit Agreement, the Company entered into a Second Amended and Restated Guaranty Agreement (“Guaranty”) for the benefit of KeyBank, PNC, B of A and the various banks party to the Credit Agreement. The Guaranty restates and replaces the Company’s current guaranty agreement dated June 6, 2007, as amended on September 10, 2008, January 30, 2009, October 5, 2009 and October 22, 2009, in its entirety and includes the following material amendments:
•	Makes certain conforming changes to the Guaranty necessitated by the Credit Agreement.

•	Removes the requirement that the Company maintain minimum EBDT thresholds.

•	Restricts the Company’s and its subsidiaries’ use of cash on hand and other cash sources to the Permitted Uses of Cash Sources set forth in the Guaranty.

•
Provides for the permanent reduction of the total borrowings available under the Credit Agreement as the Company generates net proceeds from certain asset sales, joint ventures, loans, the issuance of additional debt or equity and other capital raising events in excess of $250,000,000 as set forth in the Guaranty.

•
Modifies the determination of the cash flow coverage ratio and consolidated shareholders’ equity covenants and increases the minimum required consolidated shareholder’s equity to conform to those modifications.

Certain of the lenders under the Credit Agreement and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The Credit Agreement, Pledge and Guaranty are included as Exhibits 10.1, 10.2 and 10.3, respectively. The foregoing discussion of the terms of the Credit Agreement, Pledge and Guaranty is qualified in its entirety by reference to the full text of those exhibits.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among Forest City Rental Properties Corporation, as Borrower, KeyBank National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and the banks named therein.

10.2	Pledge Agreement, dated as of January 29, 2010, by Forest City Rental Properties Corporation to KeyBank National Association, as Agent for itself and the other Banks

10.3
Second Amended and Restated Guaranty of Payment of Debt, dated as of January 29, 2010, by Forest City Enterprises, Inc., as Guarantor, for the benefit of KeyBank National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent and the banks named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

By:	/s/ ROBERT G. O’BRIEN
	Name:	Robert G. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

Date: February 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among Forest City Rental Properties Corporation, as Borrower, KeyBank National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America N.A., as Documentation Agent and the banks named therein.

10.2	Pledge Agreement, dated as of January 29, 2010, by Forest City Rental Properties Corporation to KeyBank National Association, as Agent for itself and the other Banks.

10.3
Second Amended and Restated Guaranty of Payment of Debt, dated as of January 29, 2010, by Forest City Enterprises, Inc. as Guarantor, for the benefit of KeyBank National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Bank of America N.A., as Documentation Agent and the banks named therein.